Exhibit 16.1

September 17, 2021
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Greenlane Holdings, Inc.’s Amendment 1 to Form 8-K dated September 17, 2021, and have the following comments:
1.We agree with the statements made in paragraphs one through four discussing Greenlane Holding, Inc.’s relationship with Deloitte & Touche LLP.
2.We have no basis on which to agree or disagree with the statements made in paragraph five discussing Greenlane Holding, Inc.’s relationship with Marcum LLP.
Yours truly,
/s/ Deloitte & Touche LLP